SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement             ☐ Soliciting Material Under Rule 14a-12

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

Harbin Electric, Inc.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
____________________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

____________________________________________________________________________________
5) Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

____________________________________________________________________________________
1) Amount previously paid:

____________________________________________________________________________________
2) Form, Schedule or Registration Statement No.:

____________________________________________________________________________________
3) Filing Party:

____________________________________________________________________________________
4) Date Filed:

Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin
People’s Republic of China, 150060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 20, 2009
SUUPLEMENT TO THE PROXY STATEMENT

Dear Stockholders:

On July 9, 2009, Harbin Electric, Inc. (the “Company”) filed a definitive proxy materials relating to its Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 20, 2009 (the “Proxy Statement”). Among the items to be presented to the stockholders of the Company for their approval at the Annual Meeting is the election of six directors to the board of directors (the “Board of Directors”) of the Company to serve until the next annual meeting of stockholders held to elect directors and until their successors are elected and qualified. On July 10, 2009, Mr. Patrick McManus, one of the nominees for election to the Company’s Board of Directors named in the Proxy Statement, passed away, and consequently, is no longer a nominee for election to the Board of Directors. The Board of Directors is not making a nomination for a sixth director at this time and intends to fill the vacancy at such time as it identifies an appropriate candidate for election to the Board of Directors, which it expects to do after the Annual Meeting.

This supplement does not modify, amend, supplement or otherwise affect any other matter presented for consideration in the Proxy Statement.

By order of the Board of Directors

/s/ Tianfu Yang
Tianfu Yang Chairman of the Board of Directors and Chief Executive Officer

July 14, 2009